UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2023

GREENLANE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38875	83-0806637
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1095 Broken Sound Parkway	Suite 100
Boca Raton	FL	33487
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (877) 292-7660

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	GNLN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 1, 2023, in connection with the previously disclosed transition of Craig Snyder from President to Chief Executive Officer of Greenlane Holdings, Inc. (the “Company”), a wholly-owned subsidiary of the Company entered into a further amended and restated employment agreement (the “Amended Employment Agreement”) with Mr. Snyder. In connection with his entry into the Amended Employment Agreement, Mr. Snyder’s prior amended and restated employment agreement with the Company was terminated.

The Amended Employment Agreement provides for a term of employment commencing on January 1, 2023 and ending on January 1, 2025 (the “Initial Employment Period”), during which time Mr. Snyder will serve as Chief Executive Officer. If Mr. Snyder’s employment continues following the expiration of the term of the Amended Employment Agreement, the term of the Amended Employment Agreement shall automatically be extended for successive one-year periods (the “Extended Employment Period” and together with the Initial Employment Period, the “Employment Term”) unless either party gives written notice of termination not less than 60 days prior to the termination of the then-current term. Pursuant to the Amended Employment Agreement, Mr. Snyder will be paid a base salary of $350,000, subject to annual review by the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company (the “Board”). Mr. Snyder will also be eligible to receive an annual bonus based upon the attainment of one or more pre-established performance goals or other established criteria set by the Compensation Committee in an amount up to seventy percent (70%) of his base salary. Mr. Snyder will also continue to be eligible to receive equity and other long-term incentive awards under any applicable plan adopted by the Company during the term of his employment. In the sole discretion of the Compensation Committee, Mr. Snyder’s bonus may be paid in cash or in equity awards.

Pursuant to the Amended Employment Agreement, Mr. Snyder is terminable by the Company at any time (i) without cause (as defined in the Amended Employment Agreement and summarized below), (ii) for cause, (ii) in the event of his death, or (ii) in the event of his disability that cannot be accommodated under the requirements of law. Mr. Snyder may terminate the Amended Employment Agreement for any reason.

If the Amended Employment Agreement is terminated by the Company without cause, Mr. Snyder is entitled to receive his base salary to the date of termination, any bonus that has accrued but is unpaid as of the date of termination and any reimbursable expenses not yet reimbursed as of such date, in addition to the receipt of outplacement services at the Company’s expense, provided that the cost of such services shall not exceed $20,000 or continue for longer than three months. If terminated without cause, Mr. Snyder is also entitled to severance equal to six months of his base salary in effect on the date of termination.

In addition, if terminated without cause, Mr. Snyder is entitled to a cash payment equal to the applicable COBRA premium payments that would be payable by Mr. Snyder to continue his Company-provided healthcare services for himself and any dependents (the “Company Healthcare Plan”) covered at the time of termination (collectively, the “COBRA Payment”). If terminated without cause, Mr. Snyder is entitled a COBRA Payment equal to six months of coverage under the Company Healthcare Plan.

If the Amended Employment Agreement is terminated by Company (i) for cause, (ii) in the event of Mr. Snyder’s death, or (iii) in the event of his disability that cannot be accommodated under the requirements of law, or if Mr. Snyder terminates the Amended Employment Agreement for any reason, Mr. Snyder is entitled to receive his base salary to the date of termination, any bonus that has accrued but is unpaid as of the date of termination and any reimbursable expenses not yet reimbursed as of such date.

Pursuant to the terms of the Amended Employment Agreement, “cause” means: (i) the conviction of Mr. Snyder of the commission of a felony or other crime involving moral turpitude (including pleading guilty or no contest to such crime), whether or not such felony or other crime was committed in connection with the business of the Company Group (as defined in the Amended Employment Agreement); (ii) the commission of any act or omission involving willful misconduct, moral turpitude, misappropriation, embezzlement, dishonesty, or fraud in connection with the performance of the Executive Officer’s duties and responsibilities hereunder; (iii) reporting to work under the influence of alcohol or illegal drugs, or other conduct causing the Company Group public disgrace or disrepute, whether in conjunction with the performance of Mr. Snyder’s duties on behalf of the Company Group or otherwise; (iv) willful failure or refusal to perform material duties and responsibilities as reasonably directed by the Chief Executive Officer or Board; (v) any act or omission deliberately aiding or abetting a competitor of the Company Group to the disadvantage or detriment of the Company Group; (vi) breach of any applicable fiduciary duty to the Company Group; or (vii) any other material breach of the Amended Employment Agreement.

Mr. Snyder has agreed that during the Employment Term he will not engage, directly or indirectly, as a partner, officer, director, stockholder (other than as the passive holder of less than two percent (2%) of the outstanding stock of a publicly-traded corporation), member, manager, consultant, advisor, investor, creditor or employee with a company that engages in a similar business as the Company, except on behalf of the Company or with the prior written approval of the Board.

The foregoing description of the Amended Employment Agreement does not purport to be complete and is qualified in its entirety to the full text of the Amended Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Further Amended and Restated Employment Agreement by and between Warehouse Goods LLC and Craig Snyder, dated as of January 1, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENLANE HOLDINGS, INC.

Dated: January 6, 2023	By:	/s/ Lana Reeve
Lana Reeve
Chief Financial and Legal Officer